090301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20140444579-90
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 06/19/2014 9:10 AM
	Entity Number E0048742010-0

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ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Colorado Gold Mines, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

500,000,000 shares of common stock with a par value of $.00001 & 20,000,000 shares of preferred stock with a par value of $.00001.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

The number of authorized shares and the par value shall not be changed.The Corporation will be authorized to issue 500,000,000 common shares, par value $.00001 & 20,000,000 preferred shares, par value $.00001.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The change affects the Corporation's common stock. The change is a 1 for 300 reverse stock split of the common shares.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will be issued and all shares will be rounded down to the prior whole share.

7. Effective date and time of filing: (optional) Date: 6/18/2014 Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature] Troy Grant   Chief Executive Officer

Signature of Officer   Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090203

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller, Secretary of State, State of Nevada	20140444578-89
	Filing Date and Time: 06/19/2014 9:10 AM
	Entity Number: E0048742010-0

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

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ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Colorado Gold Mines, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 is amended as follows:

Article 1. The Name of the Corporation is Buscar Oil, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 93%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer Troy Grant

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

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